Exhibit 16.1

                         Pohl, McNabola, Berg & Co., LLP

                                January 30, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

     We have read the statements made by Client (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report to be filed on or about January 31, 2007. We agree with such statements made insofar as they relate to our Firm.


                                          Very truly yours,

                                          /s/ Pohl, McNabola, Berg & Co., LLP
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                                          Pohl, McNabola, Berg & Co., LLP